Exhibit 10.1

Promissory Note

$20,000	January 19, 2001

For value received, the undersigned, Richard P. Barber (Borrower), hereby promises to pay to the order of Interactive Objects, Inc., a company with a place of business in Bellevue, Washington, the principal sum of Twenty thousand dollars ($20,000), plus interest compounded annually at 5%. Such payment shall be made on Jaunary 17, 2003 (due date). In the event of a decrease in timely annual compensation of $110,000 for reasons outside the control of the Borrower from the date hereof until the due date, such amount shall no longer be payable.

/s/ RICHARD BARBER
Signature and Date